EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Korn/Ferry International, a Delaware corporation (the “Company”), hereby certify that, to the best of their knowledge:

(a)	the Quarterly Report on Form 10-Q for the quarter ended October 31, 2017 (the ‘Report’) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 8, 2017

By:	/s/ GARY D. BURNISON
Name:	Gary D. Burnison
Title:	Chief Executive Officer and President

By:	/s/ ROBERT P. ROZEK
Name:	Robert P. Rozek
Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer